EXHIBIT 5

1555 Palm Beach Lakes Boulevard, Suite 310 West Palm Beach, FL 33401-2327 Tel: (561) 689-4441 Fax: (561) 478-1817 www.harriscramer.com

May 2, 2006

UltraStrip Systems, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Attention: Dennis McGuire, Chief Executive Officer

Re:

UltraStrip Systems, Inc. / Form S-8

Dear Mr. McGuire:

You have advised us that UltraStrip Systems, Inc. (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) with respect to 25,605,000 shares of common stock, $0.01 par value per share, issuable under the Company’s 2003 Stock Option Plan for Outside Directors and Advisory Board Members, the 2003 Equity Incentive Plan (collectively the “Plans”) and non-plan stock option agreements.

In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company’s shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

SunTrust Bank, the Company’s transfer agent, has advised us that as of May 2, 2006, the Company’s authorized capital consists of 100,000,000 shares of common stock, $0.01 par value, of which 55,193,271 shares are issued and outstanding. You have further advised us that the Company has received valid consideration for the issuance of these shares.

After having examined the Company’s articles of incorporation, as amended, bylaws, minutes, two agreements signed by executive officers deferring exercise of stock options, the Plans, non-plan stock option agreements and financial statements incorporated by reference into the Registration Statement, we are of the opinion that the issued and outstanding shares of common stock are, and the unissued securities to be offered by the Company itself pursuant to the Registration Statement will be, when offered and sold as provided in the Plans and the non-plan stock option agreements,  fully paid and non-assessable, duly authorized and validly issued.

Very truly yours,

/s/ Harris Cramer LLP